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                                                                       EX-99.B9A

                     CONSENT TO ASSIGNMENT AND ASSUMPTION

1. SEI financial Management Corporation ("Assignor") hereby notifies Rembrandt Funds ("Trust") that it intends to assign all of its rights and delegate its obligations under the Administration Agreement between the Trust and SEI Financial Management Corporation, dated August 30, 1988, as amended (the "Assignment and Assumption Agreement") to SEI Fund Resources, ("Assignee"), no later than June 1, 1996, in connection with the transition of Assignor's fund administration and distribution business to Assignee;

2. Trust releases Assignor from its rights and obligations under the Agreement on or after the date the Assignment and Assumption Agreement is executed and any liability or responsibility for (i) breach of the Agreement by Assignee or (ii) demands and claims made against the Trust or damages, losses or expenses incurred by the Trust on or after the date of the Assignment and Assumption Agreement, unless such demands, claims, losses, damages or expenses arose out of or resulted from an act or omission of Assignor prior to the date of the Assignment and Assumption Agreement.

3. This consent is not a waiver or estoppel with respect to any rights the Trust may have by reason of the past performance or failure to perform by Assignor.

4. This consent is conditioned upon the execution of an Assignment and Assumption Agreement between Assignor and Assignee that require(s) Assignee
    (i) to assure all rights and obligations of Assignor under the Agreement and
    (ii) to be liable to the Trust for any default or breach of the Agreement to the extent the default or breach occurs on or after the date of execution of the Assignment and Assumption Agreement.

5. Except as provided herein, neither this consent nor the Assignment and Assumption Agreement shall alter or modify the terms or conditions of the Agreement.

Trust:                                   Assignor:
Rembrandt Funds                          SEI Financial Management Corporation

By:    [SIGNATURE APPEARS HERE]          By:    [SIGNATURE APPEARS HERE]
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Title: Vice President & Asst. Secretary  Title: Vice President & Asst. Secretary
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Date:  May 31, 1996                      Date:  May 31, 1996
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